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                                                                    Exhibit 23.3

                     CONSENT OF PRICEWATERHOUSECOOPERS LLP,
                  INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

      We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated June 4, 2003 relating to the financial statements of the optical components business of Corning, which report appears in Avanex Corporation's Current Report on Form 8-K dated September 26, 2003. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
New York, New York

July 15, 2004